Exhibit 10.1

Canfield Medical Supply, Inc.

4120 Boardman-Canfield Road

Canfield, Ohio 44406

Re: Canfield Medical Supply, Inc.—Splash Beverage Group Inc. Shares Lock-up

Ladies and Gentlemen:

This agreement is being delivered to you, as an officer, director, employee, consultant or beneficial owner of more than 10% of outstanding shares of Splash Beverage Group, Inc., a Nevada corporation (“Company”), in connection with the Agreement and Plan of Merger dated December 31, 2019 (the “Merger Agreement”) among the Company, Canfield Medical Supply, Inc., a Colorado corporation, (“Canfield”) and SBG Acquisition, Inc. a Nevada corporation (“Merger Sub”).

In order to induce Canfield and the Company to enter into the Merger Agreement and the transactions contemplated thereby and pursuant to which the Company will merge with Sub and become a wholly owned subsidiary of Canfield (the “Merger”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that for a period commencing from the date which follows the date of the Merger and ending 180 days after that date (the “Lock-Up Period”) the undersigned will not directly or indirectly:

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock of Canfield which the undersigned receives or may receive in connection with the Merger whether as a shareholder of the Company or any securities convertible into or exercisable or exchangeable for shares of Canfield common stock, now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-up Securities”);

(ii)	enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Lock-up Securities or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise;

(iii)	make any demand for or exercise any right with respect to the registration of any Lock-up Securities; or

(iv)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Moreover, if:

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(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the board of directors of Canfield unanimously waives in writing such extension.

Leak-Out Period

Upon termination of the Lock-up Period the undersigned may release from the sale restrictions herein contained up to twenty-five percent (25%) of the Lock-up Securities during ninety (90) days after expiration of Lock Up Period and (ii) release from the sale restrictions herein contained all remaining Lock-up Securities six months after the Lock Up Period (collectively these six months are, the “Leak-Out Period”).

Notwithstanding anything contained above to the contrary, the, Lock-up Securities may be released from the sale restrictions herein contained at any time following the Lock-up Period (the “Early L/U Release”) when both (a) the volume of Canfield shares traded are at least 50,000 shares of common stock per day (the “Volume Condition”) and (b) the closing price per share determined on a volume weighted average price basis equals not less than 300% of deemed value per share (the “Price Condition”) for 20 consecutive trading days (the “Trading Term Condition”) have been met. For purposes hereof “deemed value per share” shall equal the aggregate Canfield enterprise value post-Merger divided by the total number of shares outstanding but in any event shall be not less than $1.00 per share (before giving effect to a proposed reverse stock split currently contemplated to be on a one-for-3.5 shares basis). By way of illustrating an Early Leak-Out Release where both the Volume Condition and the Price Condition are met, if a share of Canfield has a deemed value of $1 upon completion of the Merger then the closing price per share(before giving effect to a reverse stock split,) must be at least $3 on a volume weighted average price basis and trading volume of the common stock must be at least 50,000 shares over each of the 20 consecutive trading days. If either of Volume Condition or the Price Condition is not met over the Trading Term Period then Early Leak-Out Release shall not be available. Notwithstanding the foregoing those shareholders who are not officers of Splash and who have invested $500,000 or more at least six months prior to the Merger shall not be required to enter into the foregoing Lock-up/Leak-out Period agreements.

During the Leak-Out Period, Lock-up Securities may only be sold at or above the lowest "offer" or "ask" prices stated or quoted by the relevant market maker for Canfield’s common stock on the OTC Markets or any nationally recognized exchange on which Canfield’s common stock is publicly traded. The undersigned further agrees that (a) no sales will be made at the "bid" prices for the Common Stock. and that (b) it will not engage in any short selling of the Common Stock during the Lock-Up/Leak-Out Period.

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Permitted Transfers During the Lock-Up/Leak-Out Period

Notwithstanding the provisions set forth elsewhere in this letter agreement, the undersigned may, without the prior written consent of Canfield and the Company:

(1) if common stock is owned in the name of a limited liability company (“LLC”) (a) make a pro-rata distribution of the common stock to the members of the LLC, and (b) instruct Canfield’s transfer agent to retitle such common stock on a pro-rata basis in the names of the LLC’s members, and to thereafter hold such distributed common stock either in book entry or certificate form in the names of the LLC members; or

(2) transfer any common stock or any securities convertible into or exchangeable or exercisable for common stock as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or to a charity or educational institution;

provided, however, that it shall be a condition to such permitted transfers referenced above that

(A) the transferee executes and delivers to Canfield not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement and otherwise satisfactory in form and substance to Canfield, and

(B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction or other change in beneficial ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and that such transfer is being made as a gift or by will or intestacy, as the case may be; or

For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

(3) exercise or convert currently outstanding warrants, options and convertible debentures, as applicable, and exercise options under an acceptable stock option plan, so long as the undersigned agrees that the shares of common stock received from any such exercise or conversion will be subject to this agreement.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to any registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Stock or any securities convertible into or exercisable or exchangeable for common stock, including under any current or future registration rights agreement or similar agreement to which the undersigned is a party or under which the undersigned is entitled to any right or benefit to have any securities included in a registration statement filed by the Canfield or the Company for resale or other transaction, and (ii) Canfield and the Company may, with respect to any common stock or any securities convertible into or exercisable or exchangeable for common stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

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In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any current or future agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by Canfield.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the 4th day following the expiration of the Lock-Up Period, the undersigned will give notice thereof to Canfield (a “Transaction Notice”) and will not consummate any such transaction or take any such action unless it has received written confirmation from Canfield that the Lock-Up Period (as may have been extended as described above) has expired (the “Lock-Up Expiration Notice”), provided that if 180 days have elapsed from the date of Merger and Canfield has not forwarded the Lock-Up Expiration Notice to the undersigned within seven days of receipt of a Transaction Notice then the Lock-up Period shall be deemed to have expired. It is further expressly agreed that the restrictions, terms and provisions of this letter do not extend to any participation which the undersigned may undertake, alone or with, others in any bridge or other financing completed from the date of Merger through the end of the Lock-Up/Leak Out Period, it being understood and agreed that the transaction documents of those financings will govern all participants as may therein be set forth.

For avoidance of doubt the Lock-Up Period shall not extend beyond twenty one days after its original termination date after which time such Lock-Up Period shall no longer be in force and effect; and the leak-out term shall not extend beyond twelve months from the date of the Merger after which time such leak-out term shall no longer be in force or effect. .

The undersigned understands and acknowledges that the Company and Canfield are relying upon this lockup agreement in proceeding toward consummation of the Merger.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth below.

Yours very truly,

Print Name: Dated: , 2019

Signature Page — Lock Up Letter to Canfield Medical Supply, Inc.

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